UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 3, 2007 (September 27, 2007)
Silicon Mountain Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-11284	84-0910490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4755 Walnut Street, Boulder, Colorado 80301

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 938-1155
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
On October 1, 2007, Silicon Mountain Holdings, Inc. (the “Company”) issued to Camillo Martino, a director of the Company, 3,750 restricted shares of its common stock in accordance with the Company’s compensation plan for outside members of its Board of Directors (the “Board”). The restricted shares of common stock will vest on December 31, 2007. The issuance was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof because (i) only an accredited investor received the securities, and (ii) the Company did not engage in any general solicitation or advertising to market the securities. Additional information regarding Mr. Camillo’s appointment to the Board is contained in Item 5.02 of this Current Report on Form 8-K.

Item 4.01.	Changes in Registrant’s Certifying Accountant.
On September 27, 2007, the Board approved a change in its independent accounting firm to audit its financial statements. The Company dismissed Ehrhardt Keefe Steiner & Hottman P.C. on September 27, 2007 and appointed Hein & Associates, LLP to serve as its independent accounting firm effective September 27, 2007, to audit its financial statements for the current fiscal year.
Hein & Associates, LLP is the independent auditor for Silicon Mountain Memory, Incorporated, which became the Company’s wholly-owned subsidiary upon the consummation of the stock exchange described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2007.
There were no “disagreements” (as contemplated in Item 304(a)(1)(iv) of Regulation S-B) with Ehrhardt Keefe Steiner & Hottman P.C. at any time during the Company’s most recent two fiscal years and through September 27, 2007 regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ehrhardt Keefe Steiner & Hottman P.C. would have caused it to make reference to such disagreements in its reports.
The reports of Ehrhardt Keefe Steiner & Hottman P.C. on the Company’s financial statements for the years March 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles. There are no other events (as described in Item 304(a)(1)(iv)(B)(1) through (3) of Regulation S-B and its related instructions) in context of the Company’s relationship with Ehrhardt Keefe Steiner & Hottman P.C. during the relevant periods.
During each of the two most recent fiscal years and through September 27, 2007, neither the Company nor anyone on its behalf consulted with Hein & Associates, LLP with respect to any accounting or auditing issues involving the Company. In particular, there was no discussion with the Company regarding the type of audit opinion that might be rendered on the Company’s financial statements, the application of accounting principles applied to a specified transaction or any matter that was the subject of a disagreement or event described in Item 304(a)(1)(iv) of Regulation S-B and its related instructions.
Ehrhardt Keefe Steiner & Hottman P.C. has reviewed the disclosures contained in this Form 8-K report. Ehrhardt Keefe Steiner & Hottman P.C. has furnished the Company with a letter addressed to the Securities and Exchange Commission, a copy of which is attached as Exhibit 16.1, in accordance with Item 304(a)(3) of Regulation S-B, indicating that it agrees with the above disclosure or providing any new information, clarifying the Company’s disclosures herein, or stating any reason why Ehrhardt Keefe

Steiner & Hottman P.C. does not agree with any statements made by the Company in this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 27, 2007, the Board appointed Camillo Martino to serve as a member of the Board effective as of October 1, 2007. Mr. Martino also has been named to serve on the Board’s Audit Committee. Mr. Martino currently is a consultant in the high-tech industry. Prior to working as a consultant, Mr. Martino was the President and Chief Executive Officer at Cornice Inc., which develops unique storage solutions for mobile consumer applications. Prior to Cornice, Mr. Martino was the Chief Operating Officer at Zoran Corporation (Nasdaq:ZRAN), a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. While at Zoran, Mr. Martino spent approximately four years overseeing Zoran’s significant growth and dominance in the consumer electronics market, was responsible for its Global Operations and was directly accountable for nearly 1,200 employees. Prior to Zoran, Mr. Martino spent nearly 14 years with National Semiconductor in its U.S., Japan and South-East Asia-Pacific operations. Mr. Martino has over 20 years experience in the high-tech industry, including various management roles focusing on the consumer electronics, communications and computing markets.
On October 1, 2007, as described in Item 3.02 of this Current Report on Form 8-K, the Company issued to Mr. Martino 3,750 restricted shares of its common stock in accordance with the Company’s compensation plan for outside directors. The restricted shares of common stock will vest on December 31, 2007. In the event Mr. Martino resigns, retires or is removed (including as a result of death or disability) from the Board prior to December 31, 2007, the Company will purchase from Mr. Martino (or his designees), within thirty calendar days following his effective resignation, retirement or removal date, each share of restricted stock granted to him for a per-share purchase price equal to the par value of the Company’s common stock. Also in accordance with the Company’s compensation plan for outside directors, the Company will pay Mr. Martino $625 for services rendered as a member of the Board’s audit committee during the Company’s fiscal year ending December 31, 2007.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendments to Bylaws. On September 27, 2007, the Board approved the amendment and restatement of the Company’s bylaws, with the amendment and restatement being effective on that same date. These amendments include without limitation the following:
•	Section II.4. was amended to require, among other things, that written notice of stockholder meetings stating the place, date, and hour of the meeting be given not less than 10 nor more than 60 days before the date of the meeting, except that (i) if the number of authorized shares is to be increased, at least 30 days’ notice is required, or (ii) any other longer notice period that is required by the Colorado Business Corporation Act.
•	Section II.8. was amended to require (i) that a stockholder meeting be adjourned for not more than 120 days in the event a quorum does not exist at a stockholder meeting, and (ii) that, for a proposed action to be adopted, the shares of stock voting in favor of the action exceed the shares of stock voting against the action.

•	Section II.11, which addressed special voting rights previously applicable to certain holders of our stock, was deleted.
•	Section III.5 was amended to enable any director to call a special meeting of the Board.
•	Section III.6 was amended to provide for, in the case of Board meetings, 24 hours notice orally (personally or by telephone) or by written notice, with the notice being effective (i) five days after mailing or (ii) the date the recipient receives the notice. Amended Section III.6. also provides that notice of a Board meeting may be given by facsimile or other form of wire or wireless communication to a number or address designated by a director, and the notice transmitted via facsimile or other form of wire or wireless communication will be deemed given when sent.
•	Section VI.4. was amended to describe specifically which persons are authorized to make indemnification determinations.
•	Section VI.5 was added to provide for indemnification of certain persons who petition a court of competent jurisdiction for indemnification from the Company.
•	Section VI.6. was amended to provide that indemnification for reasonable expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding.
•	Section VI.7. was added to expressly allow indemnification and advancement of expenses to officers, employees, fiduciaries and agents who are not directors of the Company to a greater extent than is provided in the amended and restated bylaws, if not inconsistent with public policy, and if provided for by general or specific action of the Board or shareholders or by contract.
•	Section VI.8. was added to expressly allow the Company to pay witness expenses in certain circumstances.
•	Section VI.9. was added to provide that any indemnification of or advance of expenses to a director in accordance with Article VI of the amended and restated bylaws, if arising out of a proceeding by or on behalf of the Company, must be reported in writing to the Company’s stockholders.
The foregoing is intended to be only a summary, does not purport to be a complete description of the amendments approved by the Board to the Company’s Amended and Restated Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.1, which are incorporated herein by reference.
Also on September 27, 2007, the Board approved the change of the Company’s fiscal year to the twelve months ending December 31st of each year, which corresponds with the fiscal year of Silicon Mountain Memory, Incorporated, the Company’s wholly-owned subsidiary. The Company is not required to file a report covering a transition period and will include audited financial information in its Annual Report on Form 10-K for the fiscal year ending December 31, 2007.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On September 27, 2007, the Board adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees. The Code of Business Conduct and Ethics supersedes the Company’s previous code of ethics adopted effective June 30, 2006. However, the adoption of the Code of Business Conduct and Ethics did not result in any waiver, explicit or implicit, of any provision of the Company’s previous code of ethics.
The Code of Business Conduct and Ethics was amended and restated for a number of reasons, including to (i) expand guidance with respect to (A) corporate assets and information, public reporting obligations, treatment of confidential and proprietary information, and (B) insider trading restrictions and compliance with applicable governmental laws, rules and regulations; and (ii) expand and clarify procedures related to internal reporting of violations of the Code of Business Conduct and Ethics.
A copy of the Code of Business Conduct and Ethics is attached as Exhibit 14.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws
14.1	Code of Business Conduct and Ethics
16.1	Letter from Ehrhardt Keefe Steiner & Hottman P.C. independent public accountants, to the Securities and Exchange Commission dated October 3, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON MOUNTAIN HOLDINGS, INC.
Signature:	/s/ Rudolph (Tré) A. Cates, III
Name:	Rudolph (Tré) A. Cates, III
Title:	President & Chief Executive Officer

Dated: October 3, 2007

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws
14.1	Code of Business Conduct and Ethics
16.1	Letter from Ehrhardt Keefe Steiner & Hottman P.C. independent public accountants, to the Securities and Exchange Commission dated October 3, 2007.